UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - OCTOBER 2, 2008

4C CONTROLS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-52074	98-0446287
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

104 Summit Avenue
Summit, NJ 07902-0080
(Address of principal executive offices)

(908) 273-4442
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.	Other Events.

On March 3, 2008, 4C Controls Inc. (the “Company”) entered into a Securities Purchase Agreement with BQT Solutions and its subsidiaries. On May 1, 2008, the Company amended and restated the Securities Purchase Agreement, as described in Item 1.01 of a Form 8-K dated May 1, 2008, which is incorporated herein by reference thereto. The Company has completed all payment tranches and as of October 2, 2008 the Company has been issued an aggregate of 12.8 million ordinary shares of BQT Solutions in respect of a total investment of AUD $4 million. The investment represents approximately 19.8% of the issued and outstanding shares of BQT Solutions. The Company has also been issued options to purchase an additional 9.5 million shares of BQT Solutions at a purchase price of AUD $0.10 per share.

As of the date of this Report, the Company’s assets (including the minority investments in BQT Solutions) consist only of cash and nominal investments and as such the BQT Solutions strategic investment transactions do not have the effect of causing the Company to cease being a shell company, as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as Amended (the “Exchange Act”). The Company expects to transition from such status after closing future transactions and will report the transition in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

4C CONTROLS INC.

By:	/s/ Barbara Salz
	Name:	Barbara Salz
	Title:	Corporate Secretary

Date: October 3, 2008